Exhibit 99.1

Power Air Corporation today makes the following announcement:

Alan P. Sylwester, Ph.D. Joins Power Air Board of Directors

For Immediate Release - May 9, 2007 Livermore, California - Power Air Corporation (NASD OTCBB: PWAC) today announced that the Power Air Corporation Board of Directors has elected Alan "Al" P. Sylwester, Ph.D. to join the Board.

Dr. Al Sylwester brings more than 20 years of technology development and business leadership experience to the Power Air Board. He currently serves as President, CTO and Chairman of Nanodetex Corporation a leader in chemical microsystems technology and as Chairman of the Board for Energy Materials Corporation, a developer of next generation materials for fuel cells. Prior to starting Nanodetex, Dr. Sylwester was an Energy Programs Manager at Sandia National Labs where he led development of chemical microsystems, fuel cells, catalysts and materials for energy applications. He brings extensive experience with energy technology companies, universities and government agencies. From 1998 to 2004, he served on the Governing Board of Directors for the Council for Chemical Research (CCR) a national organization of executives from industry, academia and government agencies which he chaired in 2004. He is also the author or co-author of more than a hundred publications and presentations and a co-inventor of more than 10 patents with several patents pending. Dr. Sylwester has a Ph.D. in Chemistry from the California Institute of Technology.

"We are excited to have Dr. Sylwester bring his substantial technical, board and executive experience to our Board. I have known Al personally and professionally for more than five years and am delighted that he has agreed to join the Power Air Board" stated Power Air Founder and Chairman Dean Haley. "Al brings us a unique blend of vision, technical expertise, strategic thinking, financial contacts and a depth of first-hand experience with early stage companies."

Dr. Sylwester noted: "Having seen Power Air evolve over the past year, I am excited by its progress and its prospects. The company is uniquely positioned to address the growing global demand for clean, quiet and affordable power solutions. I believe that Power Air's zinc air fuel cell technology products provide a compelling alternative which can help to minimize the carbon footprint of power generation and provide businesses and consumers alike with the benefits of a quiet, clean, safe and cost effective power generator. I am pleased to join the Power Air Board and look forward to contributing in whatever way I can to developing the technology and the right combination of people, financing, and partners necessary to make Power Air a success."

About Power Air Corporation

With headquarters in Livermore, California, Power Air Corporation is engaged in the business of developing, manufacturing and marketing fuel cell stacks. Power Air has the exclusive worldwide license to zinc-air fuel cell technology that has been developed at the Department of Energy's Lawrence Livermore National Laboratory for all fields of use (portable, stationary, light mobility and transportation applications) and commercialization.

For further information call +1-925-960-8777 or visit www.poweraircorp.com.
Investor Relations call +1-866-734-7026 or e-mail to investors@poweraircorp.com.

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission.

THIS NEWS RELEASE HAS BEEN PREPARED BY MANAGEMENT OF THE COMPANY WHO TAKES FULL RESPONSIBILITY FOR ITS CONTENTS. NO EXCHANGE, OVER-THE-COUNTER MARKET OR FEDERAL OR STATE SECURITIES ADMINISTRATOR HAS IN ANY WAY EITHER REVIEWED, APPROVED OR DISAPPROVED OF THE CONTENTS OF THIS NEWS RELEASE.